board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. 9. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS: On the Delivery Date, and following Tenant's opportunity to inspect and verify the substantial completion of all of Landlord's Work, Tenant shall be deemed to have accepted the Premises in good and sanitary order, condition and repair. Tenant shall, at its sole cost and expense, keep and maintain the Premises and every nonstructural part thereof, in good order, condition and repair, including but not limited to the repair, maintenance and/or replacement of all work performed by Landlord (subject to Landlord's obligations pursuant to Section 10. below), the slab, all plumbing exclusively serving and located within the Premises, BVAC system and equipment exclusively serving the Premises, ceilings, electrical wiring and conduits exclusively serving and located within the Premises, interior walls, lighting, storefront, doors, window casings, glass and all other nonstructural parts of the Premises. Tenant shall during the entire Term, at Tenant's sole cost and expense, cause such periodic maintenance and service to the BVAC system to be performed as is recommended by the BVAC manufacturer. Landlord shall assign to Tenant and reasonably cooperate with Tenant in connection with the enforcement of any warranties or guarantees applicable to the HVAC and other components comprising and systems serving the Premises. Upon the expiration or sooner termination of this Lease Tenant shall surrender possession of the Premises to Landlord in good condition, broom clean, ordinary and reasonable wear and tear, and damage resulting from casualty and eminent domain excepted. Tenant shall not be required to remove permanent leasehold improvements or alterations at the end of the Term, but will remove all trade fixtures and business equipment and will repair all damage caused thereby. 10. LANDLORD'S REPAIR OBLIGATIONS: Landlord shall repair, maintain and (when needed) replace, at its sole cost and expense only the exterior and/or structural portions of the Premises, including without limitation the roof, structural portions of the exterior walls, foundation and Building fayade. Landlord shall perform the maintenance, repair and replacement obligations described in Section 15( c) of this Lease, including but not limited to maintenance, replacement and repair of the exterior wall surfaces and roof covering, subject to reimbursement of Tenant's Proportionate Share of such items. Notwithstanding the foregoing, or anything to the contrary contained in this Lease, in the event of emergency, or in the event that Landlord fails or refuses to make any repairs for which Landlord is responsible under this Lease following written notice to Landlord and a reasonable opportunity to cure, Tenant shall have the right, but not the obligation, to perform such work or repairs at Landlord's expense and on Landlord's behalf. In such event, Landlord shall reimburse Tenant for all reasonable costs and expenses incurred by Tenant, together with an amount equal to ten percent (10%) of the aggregate thereof as an administrative fee, within thirty (30) days of Landlord's receipt of written demand by 7 SEC Main And Topaz Western Sizzling 11.13.07 F:ILeemarEnterprises,lnc.IWesternSizziinIHesperia#2IagrlLease01-BL 09/17/07

and the Real Estate Taxes and Common Area Expenses incurred for the Property for a period of six (6) months. The fire and extended coverage insurance for the Property shall be in an amount not less than ninety percent (90%) of full replacement value. The liability insurance shall be in an amount not less than $2,000,000.00; provided, however, the limits of such insurance shall not limit either party's liability hereunder. All insurance shall be obtained from insurers admitted to do business in the State of California. Tenant shall be named as additional insured on all such insurance. All insurance policies shall provide that no cancellation thereof or material change therein shall be made unless Tenant shall have first been given ten (10) days notice thereof in writing. Landlord shall deliver to Tenant certificates of such insurance. If Landlord shall fail to deliver to Tenant adequate proof that it has obtained and kept in force and effect the insurance required under this paragraph within five (5) business days following Tenant's request therefore, Tenant shall have the right, at its option and after notice to Landlord, to effect such insurance; and, in such event, the premiums paid for such insurance by Tenant, together with an administrative fee equal to ten percent (10%) thereof, shall be deducted from the Monthly Rent. Tenant shall also maintain, at Tenant's sale cost and expense, general liability insurance in an amount not less than $1,000,000.00 insuring Landlord and Tenant against liability for bodily injury or property damage arising out of the use or occupancy of the Premises or the operation of Tenant's business. (c) As used herein, the term "Common Area Expenses" means all costs actually incurred by Landlord during the Term of the Lease following the Rent Start Date to administer, maintain, replace and repair the Common Areas, including but not limited to parking lots, driveways, sidewalks, landscaped areas and all other areas used in common by tenants at the Shopping Center and Property. Whether or not Landlord uses a third party property manager to administer the Common PJea and Shopping Center, Conunon rd Area Expenses shall include such fees as would be reasonably payable to a third (3) party in connection with such activities; provided that such fees shall not exceed four (4%) of the Monthly Minimum Rent provided for herein. If Landlord directly administers the Common Area and Shopping Center without the services of a third-party property manager, Landlord shall be entitled to collect and retain the amount described in the immediately preceding sentence. Common Area Expenses shall specifically include (i) the costs of storm water monitoring, and maintenance, repair and replacement of storm water runoff systems, (ii) the cost of maintaining, repairing and replacing the roof covering, (iii) the cost to repaint the Building and to slurry coat the parking lot not more than once every three (3) years, (iv) the cost to maintain, repair and replace the monument or pole sign cabinet, if any, and (v) the cost of complying with any building codes which become applicable to the Property after the Delivery Date. Notwithstanding any other provision contained in this Lease, Common Area Maintenance costs and expenses with respect to the common areas of the Shopping Center shall not include: (a) depreciation and amortization of the buildings or other improvements within the Shopping Center, other than as permitted under this Lease; (b) debt service payments on any indebtedness applicable to the Shopping Center, including any mortgage debt, or 11 SEC Main And Topaz Western Sizzling 11.13.07 F:\LeemarEnterprises,lnc.\WesternSizzlin\Hesperia#2\agr\Lease01-BL 09/17/07